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                                                               Exhibit 99.B11(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 14, 1997, relating to the financial statements and financial highlights of Prudential Active Balanced Fund, Prudential Jennison Growth Fund and Prudential Jennison Growth & Income Fund, the three series constituting The Prudential Investment Portfolios, Inc. (formerly Prudential Jennison Series Fund, Inc.), which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
June 8, 1998